Exhibit 10.4

Galileo Acquisition Corp.
1049 Park Ave. 14A
New York, NY 10028

April 28, 2021

Sponsor: Galileo Founders Holdings, L.P. 1049 Park Ave. 14A New York, NY 10028

Re:       Sponsor Forfeiture Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Agreement and Plan of Merger and Reorganization, dated on or about the date hereof (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among Galileo Acquisition Corp., a Cayman Islands exempted company (together with its successors, the “Purchaser”), Shapeways, Inc., a Delaware corporation (the “Company”), Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub”), and the other parties named therein. Any capitalized terms used but not defined in this letter agreement (this “Agreement”) will have the meanings ascribed thereto in the Merger Agreement.

In connection with the transactions contemplated by the Merger Agreement, including the PIPE Investment, Galileo Founders Holdings, L.P., a Delaware limited partnership (the “Sponsor”), has agreed to enter into this Agreement with the Purchaser relating to Purchaser Ordinary Shares held by the Sponsor that were initially purchased by the Sponsor in a private placement prior to the IPO (the “Founder Shares”). This transactions contemplated by this Agreement are contingent upon, and will be effective only upon, the consummation of the transactions contemplated by the Merger Agreement (the “Closing”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and the Purchaser hereby agree as follows:

1.	The Sponsor hereby agrees that, conditioned upon and subject to the Closing, the Sponsor will forfeit to the Purchaser, and the Purchaser will cancel at the Closing six hundred ninety thousand (690,000) Founder Shares (the “Shares”).

2.	The Sponsor hereby represents and warrants that, as of the date of this Agreement, the Sponsor owns the Shares, which Shares are, as of the date hereof, being held in escrow pursuant to the terms of the Share Escrow Agreement (the “Share Escrow Agreement”), dated as of October 17, 2019, by and among the Company, the Sponsor and Continental Stock Transfer & Trust Company, in its capacity as escrow agent thereunder (the “Escrow Agent”).

3.	In order to give effect to the forfeiture of Shares contemplated hereby, on or prior to the Closing, the Sponsor and the Purchaser hereby agree to instruct the Escrow Agent, contingent upon the occurrence of the Closing, to release the Shares from escrow in accordance with the terms of the Share Escrow Agreement, for cancellation by the Purchaser in connection with the consummation of the Merger.

4.	This Agreement (including the Merger Agreement, to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.	No party hereto may assign either this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section 5 shall be null and void ab initio and of no force or effect. This Agreement shall be binding on the undersigned parties and their respective successors and permitted assigns.

6.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in Section 9.2 of the Merger Agreement, with any notice to the Sponsor being to the same address as the Purchaser Representative therein.

7.	This Agreement shall be construed, interpreted and enforced in a manner consistent with the provisions of the Merger Agreement. The provisions set forth in Sections 9.4 through 9.10, 9.12, 9.13 and 9.16 of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement, and the references therein to the “Parties” were instead to the parties to this Agreement.

8.	This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms prior to the Closing, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

{Remainder of Page Left Blank; Signature Page Follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

Purchaser:

GALILEO ACQUISITION CORP.

By:	/s/ Luca Giacometti
Name: Luca Giacometti
Title: Chairman & Chief Executive Officer

Accepted and agreed, effective as of the date first set forth above:

Sponsor:

GALILEO FOUNDERS HOLDINGS, L.P.

By: GALILEO FOUNDERS GP CORP.,

its General Partner

By:	/s/ Alberto Recchi
Name: Alberto Recchi
Title: President

[Signature Page to Sponsor Forfeiture Letter]